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   As filed with the Securities and Exchange Commission on September 30, 2003
                    Investment Company Act File No. 811-21305
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

       [X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               [X] AMENDMENT NO. 2

                              ---------------------

             J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C.

                    ----------------------------------------
               (Exact name of Registrant as specified in Charter)

                     1211 Avenue of the Americas, 42nd Floor
                            New York, New York 10036
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (212) 789-5482

                               Rose M. Burke, Esq.
               c/o J.P. Morgan Alternative Asset Management, Inc.
                     1211 Avenue of the Americas, 42nd Floor
                            New York, New York 10036
                     ---------------------------------------
                     (Name and address of agent for service)

                                    COPY TO:

                             Barry P. Barbash, Esq.
                               Shearman & Sterling
                      801 Pennsylvania Avenue NW, Suite 900
                             Washington, D.C. 20004

                     ---------------------------------------

This Amendment No. 2 to the Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the 1933 Act and an "Eligible Investor" as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, limited liability company interests in Registrant.

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EXPLANATORY NOTE:

This Amendment No. 2 is being filed to file Exhibits (2)(h) and
(2)(r)(4) to the Form N-2.

PART A -- INFORMATION REQUIRED IN A PROSPECTUS
PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum prepared as a single document.


INCORPORATION BY REFERENCE:

Parts A and B of Form N-2 (including Appendix A) and Items 25-33 of Part C are herein incorporated by reference from Amendment No. 1 to Form N-2 filed on September 22, 2003.


                                      - i -
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                           PART C - OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements:

As Registrant has no assets, financial statements are omitted.

(2) Exhibits:

(2)(a)(1) Certificate of Formation of Limited Liability Company.*

(2)(a)(2) Limited Liability Company Agreement.*

(2)(a)(3) Amended and Restated Limited Liability Company Agreement.*

(2)(b) Not Applicable.

(2)(c) Not Applicable.

(2)(d) See Item 24(2)(a)(2) and Item 24(2)(a)(3).

(2)(e) Not Applicable.

(2)(f) Not Applicable.

(2)(g) Investment Management Agreement.*

(2)(h) Placement Agency Agreement.

(2)(i) Not Applicable.

(2)(j) Custodian Services Agreement.*

(2)(k)(1) Administration Agreement.*

(2)(k)(2) Escrow Agreement.*

(2)(l) Not Applicable.

(2)(m) Not Applicable.

(2)(n) Not Applicable.

(2)(o) Not Applicable.

(2)(p) Not Applicable.

(2)(q) Not Applicable.

(2)(r)(1) Code of Ethics of the Fund.*

(2)(r)(2) Code of Ethics of the Investment Manager.*

(2)(r)(3) Code of Ethics of the Managing Member.*

                                      C-1
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(2)(r)(4) Code of Ethics of the Principal Underwriter.

* Incorporated by reference from Amendment No. 1 to Form N-2 filed on September 22, 2003.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 30th day of September, 2003.

J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C.

By: /s/  Rose M. Burke
    -------------------------
    Name:  Rose M. Burke, Esq.
    Title: Authorized Person


                                      C-2
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                                  EXHIBIT INDEX


Exhibit Number          Description of Exhibit


EX.99.2(h)              Placement Agency Agreement
EX.99.2(r)(4)           Code of Ethics of the Principal Underwriter


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